UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): May 1, 2012 (April 25, 2012)

CONVIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34707	74-2935609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11501 Domain Drive, Suite 200, Austin, Texas 78758	(512) 652-2600
(Address of principal executive offices)	(Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
On January 26, 2012 at a meeting of the Compensation Committee (the “Committee”) of the Board of Directors of Convio, Inc. (the “Company”), the Committee approved various cash-based incentive plans (the “2012 Bonus Plans”) for each of the Company's named executive officers (“NEOs”) for the 2012 fiscal year, as previously disclosed on the Company's Form 8-K, filed with the Securities and Exchange Commission on February 1, 2012. As previously disclosed, the Committee retained the right to modify the 2012 Bonus Plans, including the targets and the amounts payable thereunder, and the right to exercise discretionary authority over the payment of cash incentives.
On April 25, 2012, at a meeting of the Committee, the Committee approved amendments to each of the Plans providing for a guaranteed minimum first half payout of 60% of the target payout for the first half of 2012 for all participants in the 2012 Bonus Plans, including the NEOs. Payment of any of the guaranteed portion is still subject to employment of the participant on the date of payment. Employees, including NEOs, are still eligible to receive higher payouts under the 2012 Bonus Plans in lieu of any guaranteed payout, subject to the achievement of plan targets, as previously approved. The Committee deemed this action as a necessary retention measure for employees in light of the pending transaction with Blackbaud, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 1, 2012	By:	/s/ JAMES R. OFFERDAHL
James R. Offerdahl
Chief Financial Officer and Vice President of Administration
(Principal Financial and Accounting Officer)